Exhibit 4.3
                                                                  EXECUTION COPY

                                     WARRANT
                                     -------


THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.


No. W-67                                              WARRANT TO PURCHASE STOCK
Issued: November 7, 2003                              $0.01 PAR VALUE
                                                      COMMON

                            Western Goldfields, Inc.

                                     Warrant
                                     -------


     THIS IS TO CERTIFY that, for cash consideration of $100 and other value received, and subject to these terms and conditions, Hospah Coal Company, a Delaware corporation, or such other person or entity to which or whom this Warrant is transferred (the "Holder"), is entitled to exercise this Warrant to
                             ------
purchase 2,494,810 fully paid and nonassessable shares of Western Goldfields, Inc., an Idaho corporation (the "Company"), $0.01 par value per share common
                                 -------
stock (the "Warrant Stock"), at a price per share of $1.00 (the "Exercise
            -------------                                        --------
Price") (such number of shares, type of security and the Exercise Price being
-----
subject to adjustment as provided below).

1.     Method of Exercise.  This Warrant may be exercised by the Holder, at any
       ------------------
time during the period (the "Exercise Period") that (a) commences on the date
                             ---------------
that is the earlier of (i) the date that is 450 days following the date of this Warrant; (ii) the effective date of any Reorganization (defined below); and
(iii) the first anniversary of the date of which the registration of this Warrant, the shares of Warrant Stock issuable upon exercise of this Warrant, and the shares of Warrant Stock issued by the Company to Holder prior to and on the date of this Warrant, pursuant to a registration statement filed by the Company pursuant to the Registration Agreement dated as of the date of this Warrant between the Company and Holder, becomes effective, and (b) ends on the fifth anniversary of such date. During the Exercise Period the Holder may exercise this Warrant in whole or in part, by delivering to the Company at 7000 Independence Parkway, Suite 160 #135, Plano, Texas 75025 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (x) this Warrant certificate, (y) a certified or cashier's


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check payable to the Company, or canceled indebtedness of the Company to the
Holder, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "Purchase Price"), and (z) the
                                                --------------
Notice of Cash Exercise attached as Exhibit A duly completed and executed by the
                                    ---------
Holder. Upon exercise, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock purchased.

2.     Delivery of Stock Certificates; No Fractional Shares
       ----------------------------------------------------

     (a) Within 3 business days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part), the Company at its expense shall issue in the name of and deliver to the Holder (i) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise, and (ii) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

     (b) No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company's Board of Directors) on the date of exercise such fraction multiplied by the Exercise Price.

3.     Covenants as to Warrant Stock.  The Company covenants that at all times
       -----------------------------
during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock as is necessary for exercise in full of this Warrant. All shares of Warrant Stock issued pursuant to the exercise of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except restrictions arising (a) under federal and state securities laws, (b) not by or through the Company, or (c) by agreement between the Company and the Holder or its successors.

4.     Adjustments; Termination of Warrant Upon Certain Events.
       -------------------------------------------------------

     4.1     Effect of Reorganization.  Upon a merger, consolidation,
             ------------------------
acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company (collectively, a "Reorganization") during
                                                      --------------
the Exercise Period, as a result of which the share holders of the Company receive cash, stock or other property in exchange for their shares of Warrant Stock, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of securities of the successor corporation resulting from such Reorganization (and cash and other property), to which a holder of the Warrant Stock issuable upon exercise of this Warrant would have been entitled in such


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Reorganization if this Warrant had been exercised immediately prior to such
Reorganization. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all such events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant.

     4.2     Adjustments for Stock Splits, Dividends, Reclassification, etc.  If
             --------------------------------------------------------------
the Company shall issue any shares of the same class as the Warrant Stock as a stock dividend or subdivide the number of outstanding shares of such class into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the Warrant Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted all subject to further adjustments as provided in Section
4. Each adjustment in the number of shares of Warrant Stock issuable shall be to the nearest whole share.

     4.3     Adjustment to Exercise Price for Dilutive Issues.  Subject to the
             ------------------------------------------------
exclusions contained in Section 4.6 below, in case the Company shall at any time or from to time prior to or during the Exercise Period issue any shares of Warrant Stock (other than shares issued as a stock dividend or stock split as provided in Section 4.2) for a consideration per share that is less than the Exercise Price, then on the date of such issue the Exercise Price shall be reduced to a price (calculated to the nearest cent) equal to the quotient of (a) the sum of (i) the per-share consideration received by the Company in such issue plus (ii) the product of the number of fully diluted shares of equity securities of the Company outstanding immediately prior to the issuance times the Exercise Price, divided by (b) the number of fully diluted shares of equity securities of
       ------- --
the Company outstanding immediately after the issuance. Subject to the exclusions contained in the case of the issuance of options to purchase or rights to subscribe for Warrant Stock, securities by their terms convertible into or exchangeable for Warrant Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply:


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
          (a) the aggregate maximum number of shares of Warrant Stock deliverable upon exercise of such options to purchase or rights to subscribe for Warrant Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration received by this corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Warrant Stock covered thereby, but no further adjustment to the Exercise Price shall be made for the actual issuance of Warrant Stock upon the exercise of such options or rights in accordance with their terms;

          (b) the aggregate maximum number of shares of Warrant Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by this corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights, but no further adjustment to the Exercise Price shall be made for the actual issuance of Warrant Stock upon the conversion or exchange of such securities in accordance with their terms;

          (c) if such options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this corporation, or decrease in the number of shares of Warrant Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Warrant Price shall be made for the actual issuance of Warrant Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms; and

          (d) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall promptly be readjusted to such Exercise Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Warrant Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

     4.4     Calculation of Consideration.  In the case of an issue of
             ----------------------------
additional shares of Warrant Stock for cash, the consideration received by the Company shall be deemed to be the net cash proceeds received for such shares. In the case of an issue of additional shares of Warrant Stock for noncash consideration, the Company's Board of Directors shall determine the value of such consideration and such determination, unless shown by the Holder to have been made other than in good faith, shall be conclusive.


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
     4.5     Certificate as to Adjustments.  In the case of any adjustment in
             -----------------------------
the Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth the adjustment in reasonable detail.

     4.6     Exclusions.  Anything  herein  to the contrary notwithstanding, the
             ----------
Company shall not be required to make any adjustment of the Exercise Price in the case of (a) the issuance or sale of options, or the shares of stock issuable upon exercise of such options, to purchase shares of the Warrant Stock to directors, officers, employees or consultants of the Company pursuant to stock options or stock purchase plans or agreements in existence on the date hereof, whether "qualified" for tax purposes or not, pursuant to plans or arrangements approved by the Board of Directors or stockholders of the Company or (b) the issuance of Warrant Stock pursuant to warrants outstanding as of the date hereof. The issuances or sales described in the preceding clauses (a) and (b) shall be ignored for purposes of calculating any adjustment to the Exercise Price.

     4.7     Nominal  Adjustment.  The  Company shall not be required to make an
             -------------------
adjustment in the Exercise Price under this Warrant if such adjustment is less that $0.01. However, the Company shall be required to carry forward on its books all adjustments that would have been made but for this Section 4.7 and shall take such adjustment into account when making subsequent adjustments under this Article 4. All calculations under this Article 4 shall be made to the nearest cent.

5.     Securities Laws Restrictions; Legend on Warrant Stock
       -----------------------------------------------------

     (a) This Warrant and the securities issuable upon exercise have not been registered under the Securities Act of 1933, as amended (the "Securities
                                                                   ----------
Act"), or applicable state securities laws, and no interest may be sold,
---
distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities, (ii) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (iii) the Company otherwise satisfies itself that such transaction is exempt from registration. Notwithstanding the foregoing, the Company will not require the Holder to provide a legal opinion for transfers of this Warrant or the securities issuable upon exercise hereof if such transfer is made in full compliance with Rule 144 of the Securities Act.

     (b) A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement and any certificate representing the Warrant Stock, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

6.     Exchange of Warrant; Lost or Damaged Warrant Certificate.  This Warrant
       --------------------------------------------------------
is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (in the case of damage)


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the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

7.     Notices of Record Date, etc.
       ---------------------------

     In the event of:

     (a) any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

     (b) any Reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company;

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

     (d) any proposed issue or grant by the Company to the holders of Warrant Stock of any shares of stock of any class or any other securities, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

     (e) any other event as to which the Company is required to give notice to any holders of Warrant Stock,

then and in each such event the Company will mail to the Holder a notice specifying (i) the date on which any such record is to be taken, (ii) the date on which any such Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Stock or securities into which the Warrant Stock is convertible shall be entitled to exchange their shares for securities or other property deliverable on such Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up,
(iii) the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made, and (iv) in reasonable detail, the facts, including the proposed date, concerning any other such event. Such notice shall be delivered to the Holder at least ten days prior to the date on which a record date shall be selected, and in the case of any such Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up, at least thirty days' prior written notice of the date where the same shall take place.

8.     Miscellaneous.
       -------------

     8.1     Holder as Owner.  The Company may deem and treat the holder of
             ---------------
record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

     8.2     No Shareholder Rights.  This Warrant shall not entitle the Holder
             ---------------------
to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights


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
stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock, until this Warrant is exercised.

     8.3     Notices.  Unless otherwise provided, any notice under this Warrant
             -------
shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by twenty days' advance written notice to the other party given in the foregoing manner.

          If to the Holder:

               To the address last furnished
               in writing to the Company by
               the Holder

          If to the Company:

               Western Goldfields, Inc.
               7000 Independence Parkway
               Suite 160 #135
               Plano, Texas  75025
               (972) 208-0696
               (972) 208-2155


     8.4     Amendments and Waivers.  Any term of this Warrant may be amended
             ----------------------
and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 10.4 shall be binding on each future Holder and the Company.

     8.5     Governing Law; Jurisdiction; Venue.  This Warrant shall be governed
             ----------------------------------
by and construed under the laws of the State of Delaware without regard to principles of conflict of laws. The parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in the City and County of Denver, Colorado, in connection with any action relating to this Warrant.

     8.6     Successors and Assigns.  The terms and conditions of this Warrant
             ----------------------
shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

                            [SIGNATURE PAGE FOLLOWS.]


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
                                                                  Exhibit 4.3
                                                                  EXECUTION COPY

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                     Western Goldfields, Inc.


                                     By:  /s/ John P. Ryan
                                          ------------------------------
                                     Name:  John P. Ryan
                                     Title: Chief Financial Officer




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